           As filed with the Securities and Exchange Commission on July 28, 1997

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------


                              DIEBOLD, INCORPORATED
               (Exact name of registrant as specified in charter)

               OHIO                                      34-0183970
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

         5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077 (Address, including ZIP Code, of registrant's principal executive offices)

        DIEBOLD, INCORPORATED 1991 EQUITY AND PERFORMANCE INCENTIVE PLAN
                (AS AMENDED AND RESTATED AS OF JANUARY 30, 1997)
                            (Full title of the plan)

                               Warren W. Dettinger
                       Vice President and General Counsel
                              Diebold, Incorporated
                        5995 Mayfair Road, P.O. Box 3077
                          North Canton, Ohio 44720-8077
                                 (330) 489-4000

            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
Title of securities            Amount           Proposed maximum           Proposed maximum         Amount of
     to be                      to be            offering price                aggregate          registration
   registered               registered(1)         per share(2)             offering price(2)         fee(2)
---------------------------------------------------------------------------------------------------------------

Common Shares of
the par value of              3,000,000             $43.8125                 $131,437,500          $39,829.55
$1.25 per share

(1) The total number of shares of common stock reserved and available for distribution. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The registration fee has been calculated in accordance with Rule 457(h) based on the average of the high and low prices of such securities reported on the New York Stock Exchange on July 22, 1997, which average was $43.8125.

                                     PART II

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-39988 on Form S-8 as filed by Diebold, Incorporated (the "Company") with the Securities and Exchange Commission on April 16, 1991 are incorporated herein by reference.

ITEM 8.  EXHIBITS.

         4(a) Diebold, Incorporated 1991 Equity and Performance Incentive Plan (as Amended and Restated as of January 30, 1997).

         4(b) Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

         4(c) Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference).

         4(d) Code of Regulations of the Company (filed as Exhibit 4(c) to the Company's Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-32960 and incorporated herein by reference).

         4(e) Rights Agreement dated as of February 10, 1989 between Diebold, Incorporated and Bank of New York (filed as Exhibit
                  2.1 to the Company's Registration Statement on Form 8-A dated February 10, 1989, and incorporated herein by reference).

         5 Opinion of Warren W. Dettinger, Vice President and General Counsel of the Company, as to the validity of securities registered hereunder.

         23 Consent of KPMG Peat Marwick LLP. (Consent of counsel is included in Exhibit 5.)

         24 Powers of Attorney on behalf of the directors and certain officers of the Company.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CANTON, STATE OF OHIO, ON THIS 24TH DAY OF JULY 1997.

                                             DIEBOLD, INCORPORATED

                                     By:      /s/  Gerald F. Morris
                                              ----------------------------------
                                     Name:    Gerald F. Morris
                                     Title:   Executive Vice President and Chief
                                              Financial Officer

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    Signature                                                       Title                                    Date
    ---------                                                       -----                                    ----

*   /s/  Robert W. Mahoney                             Chairman of the Board and                          July 24, 1997
    ------------------------------------               Chief Executive Officer
   Robert W. Mahoney                                   (Principal Executive Officer)


    /s/  Gerald F. Morris                              Executive Vice President and                       July 24, 1997
    ------------------------------------               Chief Financial Officer
    Gerald F. Morris                                   (Principal Accounting and Financial
                                                       Officer)

*   /s/  Louis V. Bockius III                          Director                                           July 24, 1997
    ------------------------------------
    Louis V. Bockius III

*   /s/  Daniel T. Carroll                             Director                                           July 24, 1997
    ------------------------------------
    Daniel T. Carroll

*   /s/  Richard L. Crandall                           Director                                           July 24, 1997
    ------------------------------------
    Richard L. Crandall

*   /s/  Donald R. Gant                                Director                                           July 24, 1997
    ------------------------------------
    Donald R. Gant

*   /s/  L. Lindsey Halstead                           Director                                           July 24, 1997
    ------------------------------------
    L. Lindsey Halstead

*   /s/  Phillip B. Lassiter                           Director                                           July 24, 1997
    ------------------------------------
    Phillip B. Lassiter

*   /s/  John N. Lauer                                 Director                                           July 24, 1997
    ------------------------------------
    John N. Lauer

*   /s/  William F. Massy                              Director                                           July 24, 1997
    -----------------------------
    William F. Massy

*  /s/  Gregg A. Searle                                Director                                           July 24, 1997
   -----------------------------
   Gregg A. Searle

*  /s/  W. R. Timken, Jr.                              Director                                           July 24, 1997
   ------------------------------
   W.R. Timken, Jr.

           *This registration statement has been signed on behalf of the above officers and directors by Gerald F. Morris, Executive Vice President and Chief Financial Officer of the Company, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED:  July 24, 1997                 By:   /s/  Gerald F. Morris
                                            -----------------------------------
                                             Gerald F. Morris, Attorney-in-Fact

                                EXHIBIT INDEX

   Exhibit                                  Exhibit
   Number                                   Description
------------                                -----------
         4(a) Diebold, Incorporated 1991 Equity and Performance Incentive Plan (as amended and restated as of January 30, 1997).

         4(b) Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

         4(c) Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference).

         4(d) Code of Regulations of the Company (filed as Exhibit 4(c) to the Company's Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-32960 and incorporated herein by reference).

         4(e) Rights Agreement dated as of February 10, 1989 between Diebold, Incorporated and Bank of New York (filed as Exhibit 2.1 to the Company's Registration Statement on Form 8-A dated February 10, 1989, and incorporated herein by reference).

         5 Opinion of Warren W. Dettinger, Vice President and General Counsel of the Company, as to the validity of securities registered hereunder.

         23                Consent of KPMG Peat Marwick LLP.
                           (Consent of counsel is included in Exhibit 5.)

         24 Powers of Attorney on behalf of the directors and certain officers of the Company.